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                            EXHIBIT 10.8

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                              PROMISSORY NOTE

$3,865,390.00                                             Minneapolis, Minnesota
                                                                  March 27, 1997

     FOR VALUE RECEIVED, the undersigned Nortech Systems Incorporated ("Maker"), a Minnesota corporation, hereby promises to pay to the order of Communications Systems, Inc. ("Payee"), a Minnesota corporation, at Hector, Minnesota, or at such other place as may be designated from time to time in writing by the holder thereof, the principal sum of Three Million Eight Hundred Sixty-Five Thousand Three Hundred Ninety Dollars ($3,865,390) with simple interest on the outstanding principal balance beginning on November 4, 1996, at a rate equal to the prime or reference rate established from time to time by First Bank Minneapolis.

     Principal in the amount of One Hundred Sixty Thousand Dollars ($160,000.00) or more per installment shall be payable semiannually commencing May 1, 1997, and continuing on the first day of every November and May thereafter for a total of five (5) years, at which time all remaining principal and accrued interest, if not sooner paid, shall be paid in full.

     This Note is given to evidence the unpaid balance of the purchase price owed by Maker to Payee for the purchase of the assets of Payee, pursuant to the terms of that certain Asset Purchase Agreement (the "Asset Purchase Agreement") dated 1996, between Maker and Payee. This Note is subject to and governed by the terms and provisions of the Asset Purchase Agreement, including rights of offset as set forth therein. This Note is secured by that certain Security Agreement of even date herewith.

     Each payment (including prepayments, if made) hereunder shall be applied first to payment of accrued interest, and the balance to payment of principal. Prepayments can be made at any time, and from time to time, at the election of Maker, without penalty. If default is made in the payment of any installment of this Note, and such payment is not made within fifteen (15) days after notice from the Note holder of non-payment, the Note holder may declare the entire unpaid principal balance of this Note and all accrued interest due and payable without further notice.

     In the event that the holder hereof shall institute any action for the enforcement or collection of this Note, there shall be immediately due from the Maker, in addition to the unpaid balance, all reasonable costs and expenses of said action, including reasonable attorneys' fees.

     IN WITNESS WHEREOF, the undersigned has caused this Note to be executed on the date first above written.

                            NORTECH SYSTEMS INCORPORATED

                            By /s/ Q. E. Finkelson
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                              Its President & CEO
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